UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3300 Douglas Boulevard, Suite # 360
Roseville, California 95661-3888
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Solar Power, Inc. (the “Company”) is filing this amended Current Report on Form 8-K/A as a Second Amendment to its Current Report on Form 8-K filed on September 6, 2013 and as amended on September 10, 2013 to disclose additional compensation in the form of stock options granted to Charlotte Xi in connection with her appointment as President, Chief Operating Officer and Interim Chief Financial Officer of the Company. No other information contained in the Form 8-K is amended by this Form 8-K/A.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Charlotte Xi as President, Global Chief Operating Officer and Interim Chief Financial Officer

The Company appointed Ms. Charlotte Xi as President and Global Chief Operating Officer effective August 19, 2013 and as Interim Chief Financial Officer effective September 13, 2013. Ms. Xi will be the principal financial, accounting and operating officer for the Company. Ms. Xi will serve at-will and her compensation will be approximately $300,000 per year subject to currency exchange rate adjustments. In addition, the Company granted Ms. Xi a stock option to purchase up to 2,000,000 shares of the Company’s common stock at a price per share equal to $0.05. The option will vest equally over four years.

Ms. Xi has spent the past six and half years at Canadian Solar Inc. (CSI) with progressive responsibilities. She served as Senior Vice President of Global Operations at CSI from November 2009 to June 2013. Prior to that, she was the Vice President of Finance, and later Vice President of Overseas Operations. She was also compliance officer and corporate controller of CSI since February 2007.

Prior to joining CSI, Ms. Xi spent 18 years in the United States, obtaining her advanced education degrees and professional experience. Between 2004 and 2006, Ms. Xi was director of accounting and compliance at ARAMARK Corporation, a Fortune 500 company, and TV Guide Magazine in the United States, responsible for financial reporting and successfully implementing Sarbanes‐Oxley compliance during the first year of its applicability. In addition to her corporate reporting experience, Ms. Xi spent eight years in manufacturing facilities with progressive job responsibilities from cost accountant to plant controller for the Saint‐Gobain Corporation and Worthington‐Armstrong Venture. Ms. Xi holds a bachelor’s degree from the Shanghai Teachers University and MA and MBA degrees from the Midwestern State University in Texas. She is also a member of the AICPA and has been a Texas‐licensed CPA since 1996.

During the last fiscal year, Ms. Xi has not been a party to any transaction or any proposed transaction to which the Company is or was to be a party and in which Ms. Xi would have a direct or indirect interest. Ms. Xi has no family relationships with any director or executive officers of the Company, or with any persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Ms. Xi is a party or in which she participates that is entered into or an material amendment in connection with the Company’s appointment of Ms. Xi, or any grant or award to Ms. Xi or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Ms. Xi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: October 30, 2013	/s/ Charlotte Xi
Charlotte Xi
President

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